Oppenheimer Global Emerging Growth Fund
                     Exhibit 24(b)(16) to Form N-1A
                  Performance Data Computation Schedule

The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

Distribution        Amount From       Amount From Long
Reinvestment        Investment        or Short-Term      Reinvestment
(Ex)Date            Income            Capital Gains         Price

12/23/88            0.1000              0.0300              10.050
12/20/91            0.0100              0.0000              28.350
12/17/92            0.0000              0.2020              23.330
12/23/93            0.0000              0.1690              22.420

1. Average Annual Total Returns for the Periods Ended 09/30/94:

   The formula for calculating average annual total return is as follows:

         1                      ERV n
   --------------- = n         (---) - 1 = average annual total return
   number of years               P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000


Examples, assuming a maximum sales charge of 5.75%:

  One Year                       Five Year

  $849.11 1                      $1,533.54 .2
 (-------) - 1  =  -15.09%      (---------)  - 1 =  8.93%
   $1,000                          $1,000

  Inception

  $1,878.03 .14815
 (---------)  - 1 =  9.79%
   $1,000

Examples at NAV:

  One Year                       Five Year

  $900.92 1                      $1,627.10 .2
 (-------)    - 1 = -9.91%      (---------)  - 1 = 10.23%
   $1,000                          $1,000

  Inception

  $1,992.61 .14815
 (---------)  - 1 = 10.75%
   $1,000


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Oppenheimer Global Emerging Growth Fund
Page 2
October 31, 1995


2.  Cumulative Total Returns for the Periods Ended 9/30/94:

    The formula for calculating cumulative total return is as follows:

      ERV - P
      ------- = Cumulative Total Return
         P


Examples, assuming a maximum sales charge of 5.75%:

    One Year                            Five Year

    $  849.11 - $1,000                  $1,533.54 - $1,000
    ------------------  = -15.09%       ------------------  =  53.35%
           $1,000                              $1,000

    Inception

    $1,878.03 - $1,000
    ------------------  =  87.80%
          $1,000


Examples at NAV:


    One Year                            Five Year

    $  900.92 - $1,000                  $1,627.10 - $1,000
    ------------------  =  -9.91%       ------------------  =  62.71%
         $1,000                                $1,000


    Inception

    $1,992.61 - $1,000
    ------------------  =  99.26%
           $1,000